FIRST AMENDMENT TO EMPLOYMENT AGREEMENT This First Amendment dated January 29, 2026 (“First Amendment”) is to the Employment Agreement (“Agreement”) dated as of April 14, 2025, between Reynolds Consumer Products Holdings LLC (the “Company”) and Jill Barnett (“Employee”). WHEREAS, the Company and the Employee desire to amend the Agreement; NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the Company and the Employee, each intending to be legally bound hereby, do promise and agree as follows: 1. NEW SCHEDULE A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto, effective February 1, 2026. 2. OTHER TERMS. Except as provided herein, all terms and conditions of the Agreement remain in effect. 3. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document. 4. DEFINED TERMS. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date set forth above. Reynolds Consumer Products Holdings LLC Employee: By: ____________________________ ___________________________________ Name: Scott Huckins Print Name:__________________________ Date: January 29, 2026 Date: January __, 2026 Docusign Envelope ID: 41861914-642C-4866-937A-57C5F7626A9D Jill Barnett 1/30/2026

Schedule A Key Terms of Employment 1. Position: Chief Legal Officer and Corporate Secretary 2. Primary Location: Lake Forest, IL 3. Base Salary: $550,000. The Company may adjust Employee’s base salary from time to time. For purposes of Sections 5 and 6 below, “Base Salary” shall be the Employee’s base salary at the time of separation. 4. Annual Bonus Target: 65% of Base Salary. The Company may adjust Employee’s annual bonus target from time to time. For purposes of Section 5 below, “Annual Bonus Target” shall be the annual bonus target percentage at the time of separation. 5. Severance Amount/Period: (i) Base Salary, plus an additional amount equal to the Employee’s Annual Bonus at Target for the year including the Date of Termination, prorated through the Date of Termination, paid in equal installments over 12 months following the Date of Termination except that if (i) a Sale of Business (as defined below) occurs and (ii) within 12 months following the closing of such Sale of Business either (A) Employee is terminated without Cause, or (B) Employee’s position is materially reduced in remuneration or scope of duties and Employee terminates Employee’s employment, then the Severance Amount shall be (i) two times the sum of Base Salary plus Annual Bonus at Target, plus (ii) an additional amount equal to the Employee’s Annual Bonus at Target for the date including the Date of Termination prorated through Date of Termination, paid in equal installments over 24 months following the Date of Termination. All other terms of Section 5(b)(i) of the Agreement will apply. For purposes of this provision a “Sale of Business” shall mean the sale or other disposition of (x) more than 50% of the shares or other equity interests of the Company or the Company’s direct or indirect parent to a non-affiliated party (which shall not include a sale or an offering by Packaging Finance Limited or some or all of its shares in the Company, so long as the remainder of the shares continue to be owned by the public), or (y) more than 50% of the businesses or assets that, as of the most recent year end, generated more than 50% of the Company’s EBITDA (as determined in good faith by the Company’s Board of Directors, based on the Company’s regularly prepared financial statements), provided that a disposition as a result of lender foreclosure on assets or pursuant to a bankruptcy or judicially administered reorganization shall not constitute a Sale of Business. Employee’s position shall not be materially reduced by reason of the Company being smaller or having less operations as a result of the Sale of Business so long as Employee’s duties and responsibilities are generally consistent with Employee’s duties and responsibilities prior to the Sale of Business. 6. Other Compensation Programs: Long-Term Incentive Program Target: 135% of Base Salary 7. One-Time Restricted Stock Unit Grant: Effective April 30, 2025, a one-time grant of restricted stock units (“RSUs”) with a value equal to $426,295 to vest ratably over one year from the effective date of grant. Effective April 30, 2025, a one-time grant of restricted stock units (“RSUs”) with a value equal to $598,040 to vest ratably over two years from the effective date of the grant. Docusign Envelope ID: 41861914-642C-4866-937A-57C5F7626A9D